Exhibit 3.24

CERTIFICATE OF REGISTRATION

Corporations Registration Act

I HEREBY CERTIFY that this is a true copy of a document filed in the office of the Registrar of Joint Stock Companies on the 13 day of November, 2008
Registry Number
/s/ Leesa LeBlanc
3232573	Registrar of Joint Stock Companies

Dated 14 day of December, 2009

Name of Company

CLOVER LEAF HOLDINGS COMPANY

I hereby certify that the above-mentioned company was incorporated this date under the Companies Act and that the liability of the members is unlimited.

Original Signed by:	November 13, 2008
Agent of the Registrar of Joint Stock Companies	Date of Incorporation